HCSB FINANCIAL CORPORATION AND SUBSIDIARY

Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

 AS ADOPTED PURSUANT TO

 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned certify that to his/her knowledge on the date of this certification:

1.	The quarterly report of the Company for the period ended March 31, 2016 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jan H. Hollar
Jan H. Hollar
Chief Executive Officer
(Principal Executive Officer)
May 12, 2016

/s/ Edward L. Loehr, Jr.
Edward L. Loehr, Jr.
Chief Financial Officer
(Principal Financial and Accounting Officer)
May 12, 2016